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SCHEDULE 14A

Information Required in Proxy Statement
REG. 240.14a-101

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant    ☒        Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
IMPAC MORTGAGE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
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IMPAC MORTGAGE HOLDINGS, INC.
19500 Jamboree Road
IRVINE, CALIFORNIA 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 5, 2007
9:00 A.M. (Pacific Daylight Time)

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of IMPAC MORTGAGE HOLDINGS, INC. ("IMH," "we," "our," "us," or the "Company"), a Maryland corporation, to be held at the Fairmont Hotel Newport Beach, 4500 MacArthur Blvd., Newport Beach, California 92660 on June 5, 2007, at 9:00 a.m. (Pacific Daylight Time).

The annual meeting of stockholders is being held for the following purposes:

  1.
  To elect a Board of Directors to serve for the ensuing year;

  2.
  To ratify the selection of Ernst & Young LLP as our independent auditors for the year ended December 31, 2007; and

  3.
  To transact other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of our common stock of record at the close of business on March 12, 2007 will be entitled to vote at the meeting.

Your proxy is enclosed. You are cordially invited to attend the meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. Please return the proxy promptly to avoid the expense of additional proxy solicitation. You may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

Dated: April 30, 2007

By order of the Board of Directors

Ronald M. Morrison, Secretary

IMPAC MORTGAGE HOLDINGS, INC.
19500 Jamboree Road, Irvine, CA. 92612
949-475-3722

PROXY STATEMENT

FOR ANNUAL STOCKHOLDERS MEETING TO BE HELD
June 5, 2007, AT 9:00 A.M. (PACIFIC DAYLIGHT TIME)

This proxy statement is delivered to you by Impac Mortgage Holdings, Inc., a Maryland corporation, in connection with the annual meeting of stockholders to be held on June 5, 2007 at 9:00 a.m. (Pacific Daylight Time) at Fairmont Hotel Newport Beach, 4500 MacArthur Blvd., Newport Beach, California 92660 (the "Meeting"). Impac Mortgage Holdings, Inc. consists of its subsidiaries, IMH Assets Corp. ("IMH Assets"), Impac Warehouse Lending Group, Inc. ("IWLG"), and Impac Funding Corporation ("IFC"), together with its wholly-owned subsidiaries Impac Secured Assets Corp. ("ISAC") and Impac Commercial Capital Corporation ("ICCC"). We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 30, 2007.

Solicitation of Proxies

Our Board of Directors is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We may, in a limited number of instances, solicit proxies personally or by telephone. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. We do not expect to engage an outside firm to solicit votes or proxies.

Annual Report

Our annual report to stockholders for the year ended December 31, 2006 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy and is not to be considered a part of the proxy-soliciting material.

Voting Requirements

Your vote is important. Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the Meeting, we urge you to vote in advance. Maryland law does not permit direct voting by telephone or other electronic means; however, a stockholder may authorize another person as proxy via electronic or telephonic means. Therefore, you may direct your vote electronically by accessing the website located at www.voteproxy.com and following the on-screen instructions or by calling the toll-free number listed on your proxy card. Please have your proxy card in hand when going online or calling. If you instruct the voting of your shares electronically, you do not need to return your proxy card. If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or by mail. You should follow the instructions you receive from your nominee to vote these shares.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on March 12, 2007 (the "Record Date") will be entitled to vote at the Meeting. There were 76,083,865 shares of common stock, $0.01 par value per share, outstanding at that date. Each share of our common stock is entitled to one vote and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum for the Meeting. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Properly executed proxies that do not contain voting instructions will be voted FOR the election of the seven nominees for director named herein and the ratification of the selection of Ernst & Young LLP as our independent auditors for the year ended December 31, 2007.

Votes Required

The affirmative vote of a plurality of all of the votes cast at the Meeting (i.e. the seven director-nominees who receive the greatest number of votes) at which a quorum is present is necessary for the election of a director. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the Meeting.

Effect of Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker "non-vote" occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under New York Stock Exchange rules, brokers that hold shares of our common stock in "street" name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters without specific instructions from those customers.

Abstentions and broker "non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of our independent registered public accounting firm. If you are a stockholder who owns shares through a broker and attends the Meeting, you should bring a letter from your broker identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Under Maryland law and our charter and bylaws, abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors or the ratification of Ernst & Young LLP as our registered public accounting firm.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Impac Mortgage Holdings, Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending and voting in person at the Meeting.

Householding

"Householding" is a program, approved by the Securities and Exchange Commission (the "SEC"), which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be "householding" materials to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, "householding" will not apply to your shares.

Postponement or Adjournment of Meeting

If a quorum is not present or represented, our bylaws permit the stockholders entitled to vote at the Meeting, present in person or represented by proxy, to adjourn the Meeting from a date not more than 120 days after the original record date without notice other than the announcement at the Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualify. Our charter and bylaws currently provide for a variable number of directors with a range of between one and fifteen members. Our bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors. The size of our Board of Directors is currently set at seven. No proxy will be voted for more than seven nominees for director.

Unless otherwise directed by stockholders within the limits set forth in the bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute our Board of Directors. We have been advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director, prior to the voting, the proxy holders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

Information Concerning Director Nominees

NAME	AGE	INDEPENDENT	POSITION
Joseph R. Tomkinson	59		Chairman of the Board, Chief Executive Officer and Director of IMH, IFC and IWLG
William S. Ashmore	57		President and Director of IMH, IFC, Director of IWLG, and Chief Executive Officer of ICCC
James Walsh	57	X	Director
Frank P. Filipps	59	X	Director
Stephan R. Peers	54	X	Director
William E. Rose	39	X	Director
Leigh J. Abrams	64	X	Director

Joseph R. Tomkinson has been Chairman of the Board since April 1998 and Chief Executive Officer and a Director of IMH as well as Chairman of the Board and Chief Executive Officer and Director of IFC, also known as the mortgage operations, and IWLG also known as the warehouse lending operations, since their formation. From August 1995 to April 1998, he was Vice Chairman of the Board and CEO of IMH. From February 1997 to May 1999, he was Chairman of the Board and Chief Executive Officer of Impac Commercial Holdings, Inc. ("ICH"), a real estate investment trust investing in commercial mortgage assets. He served as President and Chief Operating Officer of Imperial Credit Industries, Inc. ("ICII") from January 1992 to February 1996, and from 1986 to January 1992, he was President of Imperial Bank Mortgage, one of the divisions that later was combined to become ICII in 1992. He was a Director of ICII from December 1991 to June of 1999. Mr. Tomkinson brings over 28 years of combined experience in real estate, real estate financing and mortgage banking.

William S. Ashmore has been President of IMH and its taxable subsidiary, IFC, since 1995 in addition to being a Director of IMH since July of 1997. Until August 2006, he was also Chief Operating Officer. Mr. Ashmore has over 30 years of combined experience in real estate, asset liability, risk management, and mortgage banking. He has been President of our warehouse lending operations since its inception, and has been a Director of IWLG since its formation. He was also Chief Executive Officer of Impac Commercial Credit Corporation, a previous commercial mortgage company.

James Walsh has been a Director of IMH since August 1995. In January 2000, he became Managing Director of Sherwood Trading and Consulting Corporation. From March 1996 to January 2000, he was an Executive Vice President of Walsh Securities, Inc. where he directed mortgage loan production, sales and securitization. Mr. Walsh was an executive of Donaldson, Lufkin and Jenrette Securities Corporation from January 1989 through March 1996 where he oversaw residential mortgage securitization, servicing brokerage and mortgage banking services.

Frank P. Filipps has been a Director of IMH since August 1995. In May 2005, Mr. Filipps became Chairman and Chief Executive Officer of Clayton Holdings, Inc., a mortgage services company. From June 1999 to April 2005, Mr. Filipps was Chairman and Chief Executive Officer of Radian Group, Inc. (NYSE: RDN) and its principal subsidiary, Radian Guaranty, Inc. (collectively, "Radian"), which were formed through a merger of Amerin and Commonwealth Mortgage Assurance Company ("CMAC"). Radian provides private mortgage insurance coverage on residential mortgage loans. From January 1995 to June 1999, he served as Chairman, President and Chief Executive Officer of CMAC. In 1995, he was elected President and Director of CMAC Investment Corporation (NYSE: CMT) and in

January 1996 he was elected Chief Executive Officer of CMAC Investment Corporation. Mr. Filipps originally joined CMAC in 1992 as Senior Vice President and Chief Financial Officer and became Executive Vice President and Chief Operating Officer in 1994. Mr. Filipps has been a Director and a member of the compensation committee of the Board of Directors of Primus Guaranty, Ltd. (NYSE: PRS), a holding company primarily engaged in selling credit protection against investment grade credit obligations of corporate and sovereign entities, since September 2004.

Stephan R. Peers has been a Director of IMH since October 1995. Since January 2005, Mr. Peers has been an independent financial advisor. From September 2001 to January 2005, Mr. Peers was a Managing Director of Sandler O'Neill & Partners practicing corporate finance covering financial institutions. From March 2000 to May 2001, Mr. Peers was a Managing Director at Bear, Stearns & Co., Inc. From April 1995 to March 2000, he was an Executive Vice President of International Strategic Finance Corporation, Ltd., where he performed corporate finance services for overseas and domestic companies.

William E. Rose has been a Director of IMH since August 2000. Since 1991, Mr. Rose has been associated with HBK Capital Management, where he is currently a Managing Director. His responsibilities include U.S. equity derivatives, private investments and trading. Prior to 1991, Mr. Rose worked for William A.M. Burden & Co., the investment division of the Burden family of New York, and in the mergers & acquisitions group of Drexel Burnham, Lambert, Inc.

Leigh J. Abrams has been a Director of IMH since April 2001. Since August 1979, Mr. Abrams has been President, Chief Executive Officer and a Director of Drew Industries Incorporated (NYSE: DW), which manufactures a wide variety of components for recreational vehicles and manufactured homes. From May 1994 to the company's sale and liquidation in 2002, Mr. Abrams also served as President, Chief Executive Officer and Director for LBP, Inc. Mr. Abrams, a certified public accountant, has over 30 years of experience in corporate finance, mergers and acquisitions, and operations.

Executive Officers

The following table provides certain information regarding those persons who serve as executive officers of IMH, but who do not serve as directors of IMH:

NAME	AGE	POSITION
Richard J. Johnson	44	Executive Vice President and Chief Operations Officer of IMH, IFC and IWLG, and Director of IFC and IWLG
Gretchen D. Verdugo	42	Executive Vice President and Chief Financial Officer of IMH, IFC and IWLG
Ronald M. Morrison	56	General Counsel, Executive Vice President and Secretary of IMH, IFC, IWLG and ICCC
Andrew McCormick	46	Executive Vice President and Chief Investment Officer of IMH, IFC, IWLG and ICCC
William D. Endresen	52	President of ICCC

Richard J. Johnson has been the Executive Vice President and Chief Operating Officer of IMH, the mortgage operations, the warehouse lending operations and the commercial operations since August 2006. Since 1998 and until August 2006, Mr. Johnson previously served as the Executive Vice

President and Chief Financial Officer of IMH, the mortgage operations, the warehouse lending operations and the commercial operations. In February of 1996 he was appointed as a Director of our warehouse lending operations. From February 1997 to May 1999, he was the Executive Vice President and Chief Financial Officer of Impac Commercial Holdings, Inc. From September 1992 to March 1995, he was Senior Vice President and Chief Financial Officer of ICII. From November 1989 to September 1992, he was Vice President and Controller of ICII.

Gretchen D. Verdugo, Executive Vice President and Chief Financial Officer of IMH, IFC, IWLG and ICCC, joined the Impac Companies in August 1997. From February 2005, Ms. Verdugo was Executive Vice President and Chief Accounting Officer of IMH, IFC, IWLG and ICCC. From November 2000 to February 2005, Ms. Verdugo was Executive Vice President of IWLG. Ms. Verdugo joined the Impac Companies in 1997 as our Senior Vice President and Chief Accounting Officer. From August 1997 to May 1999, she was Senior Vice President and Chief Accounting Officer of Impac Commercial Holdings Inc. and Impac Commercial Capital Corporation. From 1996 to August 1997, Ms. Verdugo was a Senior Manager in the Mortgage and Structured Finance Group at KPMG LLP. Ms. Verdugo's qualifications include in excess of 20 years of financial, management and mortgage industry experience. Ms. Verdugo is a Certified Public Accountant and received her bachelor's degree in Business Administration with an emphasis in Accountancy from the California State University at Long Beach.

Ronald M. Morrison became General Counsel of IMH in July 1998 and was promoted to Executive Vice President in August 2001. In July 1998 he was also elected Secretary of IMH and in August 1998 he was elected Secretary of our mortgage operations and our warehouse lending operations. From August 1998 to May 1999, he was also General Counsel and Secretary of Impac Commercial Holdings, Inc. From 1978 until joining IMH, Mr. Morrison was a partner at the law firm of Morrison & Smith.

Andrew McCormick has been Executive Vice President and Chief Investment Officer of IMH since November 2006. From September 2005 until joining the Company, Mr. McCormick was a Senior Portfolio Manager at Avenue Capital Group, and Co-President and Chief Executive Officer of its subsidiary, Avenue Mortgage Corp., where he was leading the effort to create and capitalize a diversified mortgage investment management company. From February 1995 to September 2005, Mr. McCormick was employed at the Federal National Mortgage Association (commonly known as Fannie Mae) last serving as Senior Vice President of Portfolio Transactions.

William D. Endresen joined ICCC in July 2002. From September 1999 until joining ICCC, Mr. Endresen was Senior Vice President and Managing Director of the Major Loan Division of Fidelity Federal Bank in Los Angeles, which included responsibility over the commercial real estate origination platform. From 1996 to 1999, Mr. Endresen was President of the subsidiary of Impac Commercial Holdings, Inc.

There are no family relationships between any of the directors or executive officers of IMH.

Corporate Governance and Board Matters

Vacancies

All directors are elected at each annual meeting of stockholders for a term of one year and hold office until their successors are elected and qualify. Any vacancy on the Board of Directors for any cause, other than an increase in the number of directors, may be filled by a majority vote of the remaining directors, unless such majority is less than a quorum. Replacements for vacancies occurring among the unaffiliated directors will be elected by a majority vote of the remaining directors, including a majority of the unaffiliated directors. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors.

Board Member Independence

Pursuant to our Corporate Governance Guidelines, our Board of Directors must, among other criteria, consist of a majority of directors who qualify as "independent" under the listing standards of the New York Stock Exchange ("NYSE"), and are affirmatively determined by the Board of Directors to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). The Governance and Nomination Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Governance and Nomination Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company's on-going compliance with the independence and other standards set by NYSE rules. Members of the Audit Committee must also be independent pursuant to the standards of the NYSE and the applicable rules of the SEC.

In reviewing the independence of the members of the Board of Directors, the Board applies the standards of the NYSE, as summarized below, in addition to reviewing the responses of the directors to questions regarding employment, compensation history, for-profit and non-profit affiliations and family and other relationships, among other things:

  •
  A director or an immediate family member who is, or who has been within the last three years, an executive officer of IMH, will not be considered to be independent.

  •
  A director who received or has an immediate family member who received more than $100,000/year in direct compensation from IMH during any twelve month period within the last three years, other than director and committee membership fees and/or pension or other deferred compensation, will not be considered to be independent.

  •
  A director who is a current partner or who has an immediate family member who is a current partner of IMH's external or internal audit firm; a director who is a current employee of the audit firm; a director who has an immediate family member who is a current employee of the audit firm and who participates in the firm's audit, assurance or tax compliance practice; or a director or an immediate family member of the director was, within the last three years (but is no longer), a partner or employee of the audit firm who personally worked on IMH's audit within that time will not be considered to be independent.

  •
  A director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of IMH's present executive officers at the same time serve or served on that company's compensation committee will not be considered to be independent.

  •
  A director who is a current employee or who has an immediate family member who is a current executive officer of another company, that has made payments to or received payment from IMH for property or services in an amount that, in the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company's consolidated gross revenues will not be considered to be independent.

Frank Filipps is Chairman and Chief Executive Officer of Clayton Holdings, Inc., a mortgage services company. A subsidiary of Clayton provides loan due diligence services to IFC by analyzing a pool of loans that the Company is considering purchasing, and verifies that the loans meet the Company's internal mortgage underwriting standards. Clayton's subsidiary also confirms that the information contained in the loan files is accurate and complete. Neither Clayton nor its subsidiary provides compliance or other consulting services for the Company. The Company engaged Clayton's subsidiaries prior to the commencement of Mr. Filipps' employment with Clayton and does not pay Mr. Filipps directly for any of these services. While the Company paid Clayton approximately $29 thousand in 2006 for the loan verification services, this amount did not exceed 2% of the gross revenues of Clayton. Mr. Filipps was not paid a bonus and has not received any other compensation from Clayton or its subsidiary as a result of the Company's dealings with Clayton or its subsidiaries. Mr. Filipps is not involved with the day-to-day business dealings between the Company and Clayton, and there does not appear to be any direct benefit to Mr. Filipps arising from this relationship. Based on the above facts and circumstances and the commercial nature of the services provided, the Board of Directors has determined that Mr. Filipps continues to qualify as an independent director under the standards of the NYSE and the applicable rules of the SEC for purposes of the Audit Committee.

During 2006 and 2005, Mr. Walsh was paid $9,000 as a director to a subsidiary of the Company, which amount falls below the payment per se thresholds of the NYSE standards. Based on the totality of the circumstances of the relationships between IMH and Mr. Walsh, Mr. Walsh qualifies as an independent director under the standards of the NYSE.

Based on the above and after reviewing the relationships with members of our Board, our Board of Directors has determined, with the assistance of the Corporate Governance and Nomination Committee that, with the exception of Mr. Tomkinson, our CEO, and Mr. Ashmore, our President, the members of the Board of Directors qualify as independent under the listing standards of the NYSE. Therefore, our Board of Directors is comprised of a majority of independent directors as required by the listing standards of the NYSE.

Attendance at Board and Committee Meetings

Twelve regular meetings of the Board of Directors were held during 2006. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and a majority of the total number of meetings held by those committees of the Board of Directors on which such director served.

We encourage all directors to attend the annual meeting of stockholders. In 2006, all of our directors attended the annual meeting of stockholders.

Committees and Corporate Governance

The current standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nomination Committee. Each of these committees has a written charter approved by our Board of Directors. The members of the committees and a description of the principal responsibilities of each committee are described below.

Our Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines include items such as criteria for director qualifications, director responsibilities, committees of the board, director access to officers and employees, director compensation, orientation and continuing education, evaluation of the CEO, annual performance evaluation and management succession. The Board of Directors has chosen not to impose term limits with regard to service on the board in the belief that continuity of service and the past contributions of the board members who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to IMH's governance. Each director is to act on a good faith basis and informed business judgment in a manner such director reasonably believes to be in the best interest of the Company.

A copy of each committee charter and our Corporate Governance Guidelines can be found on our website at www.impaccompanies.com by clicking "Stockholder Relations" and then "Corporate Governance," and is available in print upon request to the Secretary of Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California 92612.

The Audit Committee

The Audit Committee of the Board of Directors consists of three directors, all of whom are independent under the Director Independence Standards, NYSE rules and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Leigh J. Abrams, Stephan R. Peers, and Frank P. Filipps, who serves as the chairman. The Board of Directors has determined that Frank P. Filipps qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. During 2006, the Audit Committee met seven times.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements and financial reporting process and its system of internal accounting and financial controls, (ii) the performance of the internal audit function, (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor's qualifications and independence, (iv) the Company's compliance with legal and regulatory requirements, including disclosure controls and procedures, and (v) the preparation of an Audit Committee report to be included in the Company's annual proxy statement.

The Compensation Committee

The Compensation Committee is responsible for (1) recommending to our Board of Directors the cash and non-cash compensation of our executive officers as defined in the rules promulgated under Section 16 of the Exchange Act, (2) evaluating the performance of our executive officers, (3) recommending to our Board of Directors the cash and non-cash compensation policies for our non-employee directors, (4) making recommendations to our Board of Directors with respect to incentive compensation and equity-based plans that are subject to Board approval, and (5) assisting our Board of Directors in evaluating potential candidates for executive officer positions with the Company. The Compensation Committee met four times during 2006. During 2006, the compensation committee consisted of William E. Rose (Chairman), James Walsh and Leigh J. Abrams, each of whom is considered an independent director under NYSE rules.

The Corporate Governance and Nomination Committee

The Corporate Governance and Nomination Committee assists the Board of Directors in (1) identifying qualified individuals to become members of the Board of Directors, (2) determining the composition of the Board of Directors and its committees, (3) selecting the director nominees for the next annual meeting of stockholders, (4) monitoring a process to assess board, committee and management effectiveness, (5) aid and monitor management succession planning and (6) developing, implementing and monitoring policies and processes related to our corporate governance. The Corporate Governance and Nomination Committee consists of Stephan R. Peers (Chairman), James Walsh and William E. Rose, each of whom is considered an independent director under NYSE rules. The Committee met two times during 2006.

The Director Nomination Process

The Corporate Governance and Nomination Committee has the authority to lead the search for individuals qualified to become members of the Company's Board of Directors and to select or recommend to the Board of Directors director nominees to be presented for stockholder approval. The committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment and were or are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders. The committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee may meet to discuss and consider candidates' qualifications and then choose a candidate by majority vote.

Submission for Proxy Materials.    The Corporate Governance and Nomination Committee will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the Board of Directors meet the requirements set forth in our Corporate Governance Guidelines as follows: the Board of Directors will consist of a majority of directors who (1) qualify as "independent" directors within the meaning of the listing standards of the NYSE, as the same may be amended from time to time; (2) meet the applicable requirements to be "unaffiliated" as defined in the Company's Bylaws, as may be amended from time to time; and (3) are affirmatively determined by the Board to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). Possible candidates who have been suggested by stockholders are evaluated by the Corporate Governance and Nomination Committee in the same manner as are other possible candidates. Stockholders are hereby notified that if they wish their director-nominee(s) to be included in our proxy statement and form of proxy relating to the 2008 annual meeting of stockholders, they must submit, in writing, the candidate's name, credentials, contact information, along with the other information set forth below, and his or her written consent to be considered as a candidate, to our Secretary no later than January 2, 2008. If the date of next year's annual meeting is changed by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Director nominations must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Submission for Consideration at Annual Meeting.    Stockholders who wish to submit a director-nominee for consideration at the next annual meeting, but who do not wish to submit the nominee for inclusion in our proxy statement, must, in accordance with our bylaws, deliver the information no earlier than March 7, 2008, the 90th day prior to the first anniversary of this annual meeting, nor later than April 6, 2008, the 60th day prior to the first anniversary of this annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, then notice must be delivered not earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's nomination will be deemed timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary not later than the close of business on the tenth day following the day on which public announcement is first made by us. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document that we publicly file with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The proposing stockholder must provide (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act of 1934, as amended and (b) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such stockholder, as it appears on our books, and of such beneficial owner and (b) the number of shares of each class of our stock that are owned beneficially and of record by such stockholder and such beneficial owner.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the stockholder relations page of our website located at www.impaccompanies.com and in print upon request to the Secretary at Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California, 92612. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.

Stockholder Communication with Our Board of Directors

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Ronald M. Morrison, Secretary, Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California 92612, by telephone at (949) 475-3942 or by email to rmorrison@impaccompanies.com, specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by Company personnel based on criteria established and maintained by our Corporate Governance and Nomination Committee, and approved by a majority of our independent directors, which includes filtering out improper or irrelevant topics such as solicitations.

Executive Sessions of Non-Management Directors

Our Board of Directors will have four regularly scheduled in-person meetings per year for the non-management directors without management present. Leigh J. Abrams is the director chosen to preside at all of these meetings. At these sessions, the non-management directors will review strategic issues for consideration by our Board of Directors, including future agendas, the flow of information to directors, management progression and succession, and our Corporate Governance Guidelines. Interested parties may communicate with the non-management directors as a group by email to independentdirectors@impaccompanies.com. If non-management directors include a director that is not an independent director, then at least one of the scheduled executive sessions will include only independent directors.

Compensation of Board Members

On August 18, 2006, the Compensation Committee of the Board of Directors and the Board, approved the compensation of the Company's non-employee directors as described below.

Fee Increases.    The Compensation Committee and Board approved changes to the fees payable to the Company's non-employee directors, effective July 1, 2006, as follows: (i) the annual fee payable to non-employee directors for their services was increased to $40,000 per year from $20,000 per year; (ii) the meeting fee payable to members of the Board was increased to $2,500 from $1,000; (iii) the fee for services on the Audit Committee, the Compensation Committee and the Corporate Governance Committee was increased to $2,500, $1,000 and $1,000, respectively, from $1,000, $0 and $0, and changed from a quarterly fee to a per meeting fee; (iv) the annual fee payable to the chairperson of each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee was

increased to $20,000, $5,000 and $5,000, respectively, from $1,300, $0 and $0 per meeting; and (v) the annual fee payable to the lead independent director was established at $10,000.

Equity Awards.    In addition to changes in the fees, the Committee and Board approved an annual equity award to each non-employee director of options to purchase 40,000 shares of the Company's common stock ("Stock Options"), or instead, at the election of the individual director, a number of shares of restricted Company common stock equal in value to the number of Stock Options (based on the binomial value of the Stock Options) not taken by such director. The option to purchase 40,000 shares of the Company's common stock is consistent with awards granted during the fiscal years 2003 through 2005. No dividend equivalent rights will be issued with respect to the Stock Options granted, although the existing dividend equivalent rights on prior option grants were retained.

Special Services.    From time to time, the Company's non-employee directors have been and may be asked to engage in special director services, whether or not a committee of the board has been formed for such purpose. Such services have included and may include strategic reviews, strategic transaction oversight, independent major litigation oversight and like matters involving substantially greater commitments of time from the relevant directors. In such circumstances, the Committee and Board have determined that the directors engaged in such efforts shall receive a fee of $25,000 per quarter for the duration of such service, and any designated director or committee chair appointed shall receive a quarterly fee of $50,000. Such fees shall be paid whether or not the matter concludes in a transaction or other specific result and may be adjusted upward or downward based on the amount of work required and any other criteria the Committee and Board deem appropriate. In connection with prior special services, each of our non-employee directors, other than the designated director or committee chair, earned fees of $75,000 and the designated director earned a fee of $150,000.

Set forth below is the compensation earned for our non-employee directors during 2006. Messrs. Tomkinson and Ashmore received no additional compensation for their services as directors.

DIRECTOR COMPENSATION FOR 2006

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
James Walsh	$150,563		$3,798	$86,402	$240,763
Frank P. Filipps	$159,663		$3,798	$86,402	$249,863
Stephan R. Peers	$229,063	(4)	$3,798	$86,402	$319,263
William E. Rose	$140,125		-	$90,534	$230,659
Leigh J. Abrams	$146,875		$3,798	$86,402	$237,075

(1)
The amount includes dividend equivalent rights expensed by the Company for Messrs. Walsh, Filipps, Peers, Rose, and Abrams in the amounts of $32,062, $32,062, $32,062, $21,375, and $21,375, respectively.
(2)
Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) (disregarding estimates of forfeitures), and includes amounts from non vested stock awards granted in 2006. The grant date fair value of the 2006 non vested stock awards for each of Messrs. Walsh, Filipps, Peers and Abrams was $30,804, which includes the fair value of related dividends to be received in the future. The aggregate number of non vested stock awards outstanding at December 31, 2006 for

  Messrs. Walsh, Filipps, Peers, and Abrams was 3,099, respectively. These awards vest annually over a three year period from the date of grant.

(3)
Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) (disregarding estimates of forfeitures), and includes amounts from option awards granted in 2006. See Note A18 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating these amounts. The grant date fair value of the 2006 option awards for each of Messrs. Walsh, Filipps, Peers, Abrams, and Peers was $33,516. The aggregate number of option awards outstanding at December 31, 2006 for Messrs. Walsh, Filipps, Peers, Rose and Abrams was 160,417; 183,750; 173,750; 182,500; 149,167, shares, respectively. These awards vest annually over a three year period from the date of grant and terminate after four years.
(4)
Mr. Peers earned an additional $150,000 as a designated director for special services.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Policies and Objectives

The Compensation Committee of our Board of Directors administers the policies governing our executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee and, where appropriate, approved by our Board of Directors. The Committee focuses on designing our executive compensation program to achieve the following objectives in a market competitive manner:

  •
  Align the interests of executive officers with those of our shareholders by tying long-term incentive compensation to financial and operations performance and ultimately to the creation of shareholder value and consistent distributions on our equity.

  •
  Attract and retain high caliber executives by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding individual performance.

  •
  Reflect our corporate goals and objectives.

For purposes of this Compensation Discussion and Analysis, when we refer to our executive compensation program, we are referring to the compensation program for our named executive officers, who are those executive officers named in the "Summary Compensation Table". All of these executive officers have employment agreements with the Company.

Compensation Decision-Making

We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, and career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Our main objective in establishing compensation arrangements is to set criteria that are consistent with the Company's goal to generate consistent and reliable income for distribution to our shareholders primarily from the earnings of our core operating businesses. Specific factors affecting compensation decisions for the named executive officers include:

  •
  key financial measurements such as taxable net income, return on equity, common equity distributions, total assets, book value per common share;

  •
  strategic goals and objectives, such as acquisitions, dispositions or joint ventures;

  •
  individual management objectives that relate to the Company's annual business plan;

  •
  achieving specific operational goals for the Company or particular business led by the executive officer, including portfolio credit quality, production productivity, credit quality and portfolio earnings; and

  •
  supporting our corporate values by promoting compliance with internal ethics policies and legal obligations.

Our executive compensation program and policies depends on the position and responsibilities for each executive officer but remain consistent with our objectives. We seek to achieve an appropriate mix between guaranteed and at-risk compensation, as well as a balance between cash and equity compensation. Our mix of compensation elements is designed not only to reward past performance, but also to proactively encourage long-term future performance through a combination of cash and equity incentive awards.

Role of Management, Consultants and Peers Groups

In reviewing and making compensation decisions of other executive officers, the Committee has in the past and may in the future consult with the Company's Chief Executive Officer, Joseph R. Tomkinson, President, William S. Ashmore, and Chief Operating Officer, Richard J. Johnson. These officers review the performance of the other executive officers, provide annual recommendations for individual management objectives, and provide input on strategic initiatives. Mr. Tomkinson has also been given authority to negotiate employment terms within certain parameters as approved by the Compensation Committee. In some cases, we have reviewed reports from consultants to assist us in determining appropriate compensation arrangements for executive officers. In 2006, we reviewed a report from Pearl Meyer & Partners with respect to Gretchen Verdugo's compensation arrangements, in which case we endeavored to be in the median. In connection with compensation arrangements established during 2006, we also reviewed publicly available compensation of peer companies with which we compete in various business segments. These companies include Countrywide Home Loans, IndyMac Bancorp, NovaStar Financial, Inc., Arbor Realty Trust Inc., American Home Mortgage Investment Corp., Annaly Mortgage Management, Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corp., Hanover Capital Mortgage Holdings Inc., MFA Mortgage Investments, Inc., Redwood Trust, Inc., Saxon Capital, Inc., and Thornburg Mortgage Asset Corporation. Our named executive officers fall within the [median] of the amounts awarded by the peer group companies to their respective officers.

Elements of our Executive Compensation Program

In 2006, our executive compensation program consisted of the following elements:

  (1)
  base salary;

  (2)
  quarterly and/or annual cash-based incentive compensation;

  (3)
  stock- based plans and equity awards;

  (4)
  fringe benefits including standard employee health and retirement benefits; and

  (5)
  severance benefits.

We do not have formal policies relating to the allocation of total compensation among the various elements. However, both management and the Committee believe that the more senior the position an executive holds, the more influence they have over our financial performance. As such, a greater amount of their compensation should be at-risk based on company performance. Compensation arrangements that were established during 2006 are more heavily weighted on incentive compensation. For all of the named executive officers as a group, an average of 49% of each officer's total compensation in 2006 (as reflected in the Summary Compensation Table) was at-risk, performance-based compensation.

Base Salary

The Committee sets an executive's base salary with the objective of attracting and retaining highly qualified individuals for the relevant position and rewarding individual performance. When setting and adjusting individual executive salary levels, the Committee considers the relevant established salary range, the executive officer's responsibilities, experience, potential, individual performance, and contribution to the Company. The Committee also considers other factors such as our overall corporate budget for annual merit increases, unique skills, demand in the labor market and succession planning.

The base salaries for Messrs Tomkinson, Ashmore and Johnson, which were established in 2003, were not subject to any annual adjustment. However, each of their employment agreements expire in December 2007, which means that the Compensation committee will review, and possibly adjust, their base salaries for 2008 based on the factors discussed above. Mr. Endresen's base salary is subject to an automatic annual cost of living adjustment based on the consumer price index. It is anticipated that the base salary for Ms. Verdugo will be reviewed by the Committee after the duration of her current contract.

Quarterly and/or Annual Cash-Based Incentive Compensation

We use cash-based incentive compensation to emphasize and reward the attainment of certain annual or quarterly financial goals and corporate or individual performance metrics. Incentive compensation is paid either on a quarterly or annual basis. The Committee has historically paid incentive compensation that relates to financial and operational performance on a quarterly basis while individual management objectives are reviewed and paid on an annual basis, unless the officer's position relates to production.

Incentive Compensation for Messrs Tomkinson, Ashmore, and Johnson, and a substantial majority of incentive compensation for Mr. Endresen, is paid on a quarterly basis, while incentive compensation for Ms. Verdugo is paid on an annual basis. Incentive Compensation may be paid quarterly as opposed to annually because it relates to quarterly financial performance or mortgage production, while annual incentive compensation in most cases relate to individual management objectives.

The Committee reviews the proposed performance metric(s) applicable to the executive officers and approves the performance targets and target payout amounts for the executive officers within 30 days of each year or quarter, as the case may be, in conjunction with the annual business plan. The performance metrics and performance targets for our annual and quarterly cash incentive bonuses are based on (i) internal business and strategic plans, and (ii) individual performance goals. Our objective is to select performance metrics that provide a meaningful measure of our success in implementing our short-term business strategies that yield long-term benefits, such as targets related to the Company's long-term mortgage portfolio and increasing taxable income and distributions to shareholders.

Company Performance Metrics.    The 2006 annual cash incentive awards for Messrs Tomkinson, Ashmore and Johnson were driven by a combination of the following Company performance metrics:

  •
  Estimated Taxable Income is an effective measure commonly used by our stockholders to assess the Company's financial performance, and therefore, we think it is an appropriate measure on which to compensate these executives.

  •
  Return on equity measures capital efficiency across all business segments, which is critical to the success of capital-intensive businesses such as ours.

Based on these performance metrics, incentive compensation for Messrs Tomkinson, Ashmore and Johnson is directly tied to the Company's financial performance and the Company's success in achieving its goal of providing taxable income for distribution to our shareholders.

When reviewing Mr. Endresen's incentive compensation, the Committee will review portfolio credit quality and quarterly production of the Commercial Operations, which specifically measures bottom line profitability of the Commercial Operations. These company-performance metrics consist of up to approximately 72% of Mr. Endresen's incentive compensation.

We believe that these performance metrics are useful in measuring our success in meeting our strategic objectives of maintaining and growing our overall business and contribute to the Company's goal to generate taxable income for distribution to our shareholders primarily from the earnings of our core operating businesses.

Individual Performance Metrics.    We also establish individual performance goals and objectives that relate to the Company's strategic goals and business plan. Some officer's incentive compensation is based more heavily on individual performance metrics based on their positions and responsibilities. Individual performance metrics for Mr. Endresen consist of up to approximately 28% of his respective incentive compensation, while 100% of Ms. Verdugo's incentive compensation is based on individual performance objectives.

Performance Targets.    The quarterly and annual cash incentive awards are designed so that target performance equals the performance reflected in our internal business plan and model. Target performance for the individual performance objectives for, and the amount of incentive compensation payable to, Ms. Verdugo and Mr. Endresen is based on the maximum incentive compensation that may be paid for each officer, multiplied by a percentage based on percentage completion of the objectives as follows:

% Completion of Individual Management Objectives	Bonus Percentage
Less than 50%	0%
50 to 75%	50%
75.01% to 99.99%	75%
100% or more	100%

We believe the growth levels reflected in our 2006 internal business plan, and therefore reflected in our 2006 performance targets, were aggressive and that 100% completion was difficult to achieve. 100% completion of the performance targets should require significantly better performance than our aggressive internal business plan and, therefore, should be more difficult to achieve. Messrs Tomkinson, Ashmore and Johnson do not have performance targets as their incentive compensation is based on the Company's estimated taxable income.

Stock-Based Plans and Equity Awards

We believe that long-term performance is aided by the use of stock-based awards which create an ownership culture amongst our executive officers that fosters beneficial, long-term performance by the Company. We have established an equity incentive plan to provide our employees, including our executive officers, as well as our directors and consultants, with incentives to help align their interests with the interests of shareholders. The Compensation Committee believes that the use of stock-based awards promotes our overall executive compensation objectives and expects that stock options and restricted stock awards will continue to be a significant source of compensation for our executives.

A substantial majority of our awards are stock option grants with time-based vesting, and in some cases, with dividend equivalent rights whereby the participant receives cash payments based on dividends paid on the Company's common stock. Recently, we have also granted stock options with performance-based vesting and awards of restricted stock with time-based vesting. As stock dividends are one of the components that we use to measure our performance, we have also granted stock options with DERs and restricted stock awards to align the long-range interest of our executive officers with the interests of our stockholders. Our REIT structure requires us to distribute at least 90% of our taxable income.

We believe that restricted stock awards should have the same vesting provisions and similar terms as stock option grants so that they align the interests of the executives with that of the stockholders in terms of raising capital versus incentives to maximize taxable income. Restricted stock, in some circumstances, may be used as a more effective tool for retention, especially if the Company's stock price becomes volatile. The use of restricted stock awards is on a limited basis as the Committee is still considering whether it should grant restricted stock awards and/or stock options to executive officers in the future.

In 2006, we granted options with performance-based vesting to Messrs. Tomkinson, Ashmore and Johnson. The performance measures are based on an annual increase (from June 30 to July 1 of each year) of taxable earnings per share of common equity. The Committee believes that Messrs. Tomkinson, Ashmore and Johnson are the most appropriate officers that influence the Company's financial performance based on their respective positions and responsibilities. Plus, the performance measure aligns each officers' equity incentive with the interests of the shareholders, which is to increase taxable income and thereby increase dividends payable on the Company's common stock.

Equity Granting Practices

The amount of stock options, DERs or restricted stock that is granted to an officer is determined by taking into consideration the officer's position with IMH, overall individual performance, our performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded. The Compensation Committee issues awards under the Company's equity incentive plan once a year typically, within sixty days of the Company's annual shareholder meeting. However, the grant date for a new hire will be the later of (i) the date of the Board or Committee meeting at which the award was approved and (ii) the date on which the new hire commences his employment. Other than the individual limit of 1.5 million shares awarded during any fiscal year, we do not have any limit on the amount of options or awards that may be granted to any executive officer, however the largest amount of options granted were 225,000. Our typical stock option and restricted stock awards vest equally over a three- year vesting period and stock options have a maximum term of four years. The Compensation Committee determines the appropriate criteria for granting awards to executive officers, which generally includes individual performance, our strategic goals and our financial condition. The exercise price of any stock option issued by us will be the closing price on the New York Stock Exchange on the grant date.

2006 Grants

In August 2006, the Committee approved option and restricted stock awards to the executive officers. The Committee believes granting stock options to our executive officers encourages the creation of long-term value for our shareholders and promotes employee retention and stock ownership, all of which serve our overall compensation objectives. The stock options were issued at the closing price of our common stock as reported on the New York Stock Exchange on the date of grant. The awards made during 2006 to the named executive officers represented 27% of the total awards issued.

The 2006 stock option grants to named executive officers, including the grant date fair value of the grant for accounting purposes, is set forth in the "2006 Grant of Plan-Based Awards Table".

Fringe Benefits

Health Benefits

During 2006, we provided the following benefits to all of our U.S. salaried employees, including the named executive officers: medical, dental and prescription coverage, company-paid short- and long- term disability insurance, and paid vacation and holidays.

Retirement Benefits

We maintain the Impac Companies 401(k) Savings Plan ("401(k) Plan") for all full time employees, including the executive officers, with at least six months of service. The 401(k) Plan provides that each participant may contribute up to 25% of salary pursuant to certain restrictions. The Company contributes to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional company contribution may be made at our discretion, as determined by the Board of Directors. Contributions made by us to the plan for the years ended December 31, 2006, 2005 and 2004 were approximately $977,000, $950,000 and $775,000, respectively.

Deferred Compensation

Up until January 2006, the Company maintained a deferred compensation plan for employees who held a position of at least Vice President and performed functions as an officer and were deemed highly compensated. The deferred compensation plan was terminated due to market conditions and lack of participation.

Severance

Currently, all the named executive officers are entitled to certain severance benefits under the terms of each officer's respective employment agreement, which are on file with the SEC. Severance benefits are intended to ease the consequences of an unexpected or involuntary termination of employment and give the executive an opportunity to find other employment. The severance payments for Messrs. Tomkinson, Ashmore and Johnson are for a period of 30 months, which is based on half of the term of the five-year agreements. Recently, the Compensation Committee has been providing severance payments for an 18 month or 12 month period, which it believes is more in line with industry standards while also providing reasonable severance payments for its executives. We do not provide for change of control payments.

Severance Payments

Based on the termination provisions of the employment agreements of Messrs. Tomkinson, Ashmore or Johnson, which are described in more detail under "Employment Agreements", if Messrs. Tomkinson, Ashmore or Johnson was terminated without cause or resigned for good reason as of December 31, 2006, they would receive the following aggregate payments:

		Continuation of Benefits
Name	Cash Severance	(#MO) (1)	($)	Bonus (2)	Total
Joseph R. Tomkinson	$1,500,000	30	$418,214	$106,560	$1,918,214
William S. Ashmore	$1,250,000	30	$405,210	$110,796	$1,655,210
Richard J. Johnson	$625,000	30	$417,897	$78,221	$1,042,897

(1)
Represents the number of month's health benefits, stock options and non-vested stock vesting that will continue after separation from the Company.
(2)
If Messrs. Tomkinson, Ashmore and Johnson were terminated they would have received $106,560, $10,796, and $78,221, respectively, at December 31, 2006.

Based on the termination provisions of the employment agreements of Ms Verdugo, and Mr. Endresen and McCormick, which are described in more detail under "Employment Agreements,", if they were terminated without cause or resigned for good reason as of December 31, 2006, they would receive the following aggregate payments:

		Continuation of Benefits
	Cash Severance
Name		(#Mo.) (1)	($)	Bonus (2)	Total (2)
Gretchen D. Verdugo	$675,000	18	$244,980	$337,500	$1,257,480
William D. Endresen	$375,000	18	$243,126	$939,953	$1,558,079

(1)
Represents the number of month's health benefits, stock options and non-vested stock vesting will continue after separation from the Company.
(2)
Total based on maximum bonus payout.

Furthermore, equity awards held by Ms. Verdugo would continue to vest for 18 months.

For additional information on severance, see the section titled "Employment Agreements."

Perquisites

The Committee typically prefers to compensate our executive officers in cash and equity rather than with perquisites and does not view perquisites as a significant element of our total compensation structure. Executive officers usually receive a car allowance, and Ms. Verdugo receives reimbursement of educational expenses.

Tax and Accounting Implications

Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, publicly-held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the

Summary Compensation Table during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements, including compensation based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration. Plus, performance objectives must be established in the first 90 days of the performance period. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy requiring all compensation to be deductible under 162(m). However, the compensation committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives, and to the extent applicable, may qualify for the exception under 162(m). The incentive compensation under the current employment agreements with each of Messrs. Tomkinson, Ashmore and Johnson and our 2001 Stock Option, Deferred Stock, and Restricted Stock Plan ("2001 Stock Plan") are structured with the intent to meet the compensation deduction under Section 162(m).

The compensation committee intends to review our compensation programs to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to our existing compensation program that will enable IMH to continue to attract and retain key individuals while optimizing the deductibility to IMH of amounts paid as compensation. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction if, in light if all applicable circumstances, it would be in the best interests of the Company for such compensation to be paid.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations are not yet effective, we believe we are operating in good faith compliance with statutory provisions that were effective on January 1, 2005. When the regulations are finalized, we will assess the impact on our compensation programs and make appropriate amendments.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, we began accounting for our share option awards in accordance with the requirements of FASB Statement 123R, "Share-Based Payments." Before we grant stock-based compensation awards, we consider the accounting impact of the award as structured and under various other scenarios in order to analyze the expected impact of the award.

Compensation Committee Report (1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Impac Mortgage Holdings, Inc. under the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this Annual Report on Form 10-K. Based on this review and discussion, the compensation committee has recommended to the board of directors that the CD&A be included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Compensation Committee
William E. Rose (Chairman) Leigh J. Abrams

Compensation Committee Interlocks and Insider Participation

During 2006, our compensation committee consisted of Messrs. Rose, Abrams and Walsh. During the fiscal year, no member of the compensation committee was, an officer or employee of IMH, nor was any member of the compensation committee formerly an officer of IMH.

2006 Summary Compensation Table

The following table presents compensation earned by our executive officers for the year ended December 31, 2006 (the "Named Executive Officers"). The compensation of our Named Executive Officers is based on each of their employment agreements, which are further described below under "Employment Agreements."

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)		Nonvested Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Joseph R. Tomkinson Chairman of the Board and Chief Executive Officer of IMH,IFC and IWLG	2006	600,000	426,241		-	32,060	276,301	1,334,602
Gretchen D. Verdugo Executive Vice President and Chief Financial Officer of IMH and IFC	2006	450,000	337,500	(4)	59,920	77,603	66,141	991,160
William S. Ashmore President of IMH; President of IFC and IWLG	2006	500,000	443,186		-	155,622	227,467	1,326,275
Richard J. Johnson Executive Vice President and Chief Operating Officer of IMH, IFC and IWLG	2006	250,000	312,837		-	93,841	168,318	824,996
William D. Endresen President of ICCC	2006	250,000	631,250	(5)	-	118,333	27,467	1,027,045

(1)
Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) (disregarding estimates of forfeitures). The stock awards column includes amounts expensed during 2006 for non vested stock granted in 2005 and 2006 to Ms. Verdugo.
(2)
Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) (disregarding estimates of forfeitures). See Note A18 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating these amounts.

(3)
Includes, a car allowance, employer (IMH) 401K contribution, and insurance benefits provided by the Company, and with respect to Messrs. Tomkinson, Ashmore, and Johnson, also includes non-preferential cash payments based on DER awards attached to options granted through 2001, each of which is set forth in the following table

All Other Compensation
Name	Dividend Equivalent Rights	Car Allowance	IMH 401 K Contributions	Insurance Benefit IMH Portion	Tuition Reimbursement	Total
Joseph R. Tomkinson	$240,000	$14,400	$7,960	$13,940	-	$276,301
Gretchen D. Verdugo	-	$6,000	$7,960	$13,610	$38,571	$66,141
William S. Ashmore	$200,000	$6,000	$7,960	$13,507	-	$227,467
Richard J Johnson	$140,000	$6,000	$8,388	$13,930	-	$168,318
William D. Endresen	-	$6,000	$7,960	$13,507	-	$27,467

(4)
Ms. Verdugo's Bonus Incentive Compensation consists of a discretionary bonus up to 75% of Employee's base salary paid during the fiscal year in accordance with this agreement. The Bonus Incentive Compensation will be based upon annual Individual Management Objectives which shall be established at the beginning of each year by the Company. Bonus Incentive Compensation) shall be determined each fiscal year by the Company in its sole discretion by multiplying (i) $337,500 (the maximum attainable Bonus Incentive Compensation × (ii) the Bonus Factor based on percentage completion of Individual Management Objectives.
(5)
Messr. Endersen's Total annual Bonus Incentive Compensation in an annual amount up to $900,000 to be allocated as follows: (i) up to $250,000 based upon quarterly Portfolio Credit Quality goals; (ii) up to $250,000 based upon quarterly Individual Management Objectives; (iii)up to $300,000 based upon Quarterly Production Goals; and (iv) up to $100,000 as an Annual Production Incentive. The Bonus Incentive Compensation shall be determined quarterly and shall be paid within Thirty (30) days of each quarter end for which the bonus has been earned, with the exception of the Annual Production Incentive which will be paid, if earned, within Thirty (30) days of year end.

The following table sets forth information concerning individual grants of equity awards in 2006 to the Named Executive Officers under the Company's 1995 and 2001 Stock Plan and other awards:

								Estimated Future Payout Under Equity Incentive Awards (#) (3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)							All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
											Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Target (#)
Joseph R. Tomkinson	8/18/2006		$-		$-		$-	225,000	-	-	$9.94	$317,250
Gretchen D. Verdugo	8/18/2006		- -	$	- 337,500		- -	- -	30,181 -	- -	-	$299,999 -
William S. Ashmore	8/18/2006		-		-		-	225,000	-	-	$9.94	$317,250
Richard J. Johnson	8/18/2006		-		-		-	225,000	-	-	$9.94	$317,250
William D. Endresen	8/18/2006	$	- -	$	- 900,000	$	- -	- -	- -	75,000 -	$9.94 -	$105,750 -

(1)
The non-equity incentive plan bonuses for each Named Executive Officer and a general description of the performance objectives are described under "Employment Agreements" and the actual amount earned is reported in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation." There is no minimum payout under the plans.
(2)
Represents the full grant date fair value under SFAS 123(R) of stock options and non-vested stock granted in 2006. See Note A18 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions used in calculating these amounts. The fair value of the performance options description (1) below assumes the performance targets will be achieved, if the targets do not appear probable or achievable, the Company will reverse amounts previously expensed.
(3)
These performance-based options do not contain threshold or maximum amounts. For a description of the performance-based vesting, see footnote (4) to the table entitled "Outstanding Equity Awards at Fiscal Year-End."
(4)
Awards vest annually over a three-year period from grant date and terminate after four years from grant.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table sets forth the outstanding stock options and stock awards for each of our named executives as of December 31, 2006.

STOCK AWARDS
	OPTION AWARDS						Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date				Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph R. Tomkinson	240,000 150,000 -	- - 225,000	(1)	$ $ $	4.18 14.27 9.94	3/27/2005 7/29/2007 8/18/2010	- - -		- - -	- - -		- - -
Gretchen D. Verdugo	33,334 3,333 33,333 - -	- 1,667 66,667 - -	(2) (3)	$ $ $	14.27 23.10 13.76 - -	7/29/2007 8/2/2008 8/12/2009 - -	- - - 1,667 30,181	$ $	- - - 22,933 299,999	- - - 3,333 -	$	- - - 45,867 -
William S. Ashmore	200,000 100,000 66,666 -	- - 33,334 225,000	(2) (1)	$ $ $ $	4.18 14.27 23.10 9.94	3/27/2005 7/29/2007 8/2/2008 8/18/2010	- - - -		- - - -	- - - -		- - - -
Richard J. Johnson	140,000 150,000 33,333 -	- - 16,667 225,000	(2) (1)	$ $ $ $	4.18 14.27 23.10 9.94	3/27/2005 7/29/2007 8/2/2008 8/18/2010	- - - -		- - - -	- - - -		- - - -
William D. Endresen	33,334 33,333 16,666 -	- 16,667 33,334 75,000	(2) (3) (4)	$ $ $ $	14.27 23.10 13.76 9.94	7/29/2007 8/2/2008 8/12/2009 8/18/2010	- - - -		- - - -	- - - -		- - - -

(1)
On August 18, 2006, the Compensation Committee of the Board of Directors approved performance criteria for the 225,000 performance based options granted to each of the following, Messrs. Joseph R. Tomkinson, the Company's Chairman and Chief Executive Officer, William S. Ashmore, the Company's President, and Richard J. Johnson the Company's Executive Vice President and Chief Operating Officer. The awards vest in one-third increments if the Company meets specified estimated taxable income targets over each of the three 12-month periods ending June 30, 2009. The options expire four years from the date of grant. If a portion of an award does not vest, the failure of that portion to vest will not affect the vesting of earlier or subsequent portions. These options were granted in the third quarter of 2006, and are included in the "Outstanding Equity Awards Table," below. The fair value of each performance based option was measured on the date of grant using the same assumptions used to value the service based options, and assumed that performance goals would be achieved. If such goals are not met, no compensation cost is recognized and any recognized compensation cost is reversed.

(2)
These awards were granted on 8/2/2004 and vest over a three year period and terminate four years after the date of grant.

(3)
These awards were granted on 8/12/2005 and vest over a three year period and terminate four years after the date of grant.

(4)
These awards were granted on 8/18/2006 and vest over a three year period and terminate four years after the date of grant.

The following table sets forth information concerning option exercises in 2006 for the Named Executive Officers:

Aggregated Option Exercises and Stock Vested in Last Fiscal Year

	Option Award		Stock Award
Name	Shares Acquired on Exercise (#) (1)	Value Realized ($) (2)	Shares Acquired Vesting (#) (1)	Value Realized or Vesting ($) (2)
Joseph R. Tomkinson	-	-	-	-
Gretchen D. Verdugo	-	-	1,667	$16,570	(3)
William S. Ashmore	-	-	-	-
Richard J. Johnson	40,000	$15,003	-	-
William D. Endresen	-	-	-	-

(1)
Shares acquired on exercise include all shares underlying the stock option or portion of the option, exercised without deducting shares held to satisfy tax obligations, if any, sold to pay the exercise price or otherwise disposed of.
(2)
The value realized of exercised options is the product of (a) the excess of the per share fair market value of the common stock on the date of exercise over the per-share option exercise price and (b) the number of shares acquired upon exercise.
(3)
Based on the value at the date of vesting which was $9.94 per share.

Employment Agreements

Messrs. Tomkinson, Ashmore and Johnson

On April 1 2003, employment agreements between IFC and each Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson (the "Employment Agreements") became effective. Each agreement, unless terminated earlier pursuant to the terms of such agreement, expires on December 31, 2007.

Guaranty.    Since IMH will receive direct and indirect benefits from the performance of the officers under each of the Employment Agreements, IMH executed a guaranty in favor of each the officers. Under the terms of each guaranty, IMH promises to pay any and all obligations owed to the officers in the event of default by IFC.

Base and Other Compensation.    Pursuant to the terms of the Employment Agreements, Joseph R. Tomkinson receives an annual base salary of $600,000, William S. Ashmore receives an annual base salary of $500,000 and Richard J. Johnson receives an annual base salary of $250,000. Each officer's base salary is not subject to any annual adjustment. The executive officers receive other benefits, such as a car allowance, health benefits and accrued vacation. The executive officers are prohibited, without the prior approval of the Board of Directors, from receiving compensation, directly or indirectly, from companies with whom we have any financial, business or affiliated relationship.

Incentive Compensation.    Each executive officer receives incentive compensation, which is paid to each executive officer in an amount equal to our excess income, which is the greater of zero or net income, minus the product of (i) the ten year U.S. treasury rate plus 200 basis points and (ii) the average net worth multiplied by the number of days in the quarter and divided by 365, multiplied by 4.0875% in the case of Joseph Tomkinson, 4.25% in the case of William Ashmore, and 3.0% in the case of Richard

Johnson. On September 9, 2004, Impac Funding Corporation entered into an amendment to the Employment Agreements. The amendment to each Employment Agreement, each effective as of May 25, 2004, changed the definitions for net income and average net worth to take into account preferred stock equity of IMH. As amended, net income is, at any date of determination, determined in accordance with the then-current tax law after the deduction of dividends, whether declared or paid on any of IMH's preferred stock equity during the period; however, before the total incentive compensation is paid to such officers, net income calculation shall be adjusted for the deduction for dividends paid on IMH's common stock equity and any net operating loss deductions arising from prior periods.

As amended, average net worth is, for any quarter, IMH's accumulated net worth of $514.8 million at December 31, 2002 plus subsequent to December 31, 2002, the weighted average daily sum of the gross proceeds from any sale of IMH's common stock equity, before deducting any underwriting discounts and commissions and other expenses; plus the average balance quarter-to-date of the retained earnings for the quarter; less the weighted average daily sum of the gross proceeds used to repurchase IMH's stock, less the average balance quarter-to-date of the cumulative dividends declared on both IMH's common and preferred stock equity; plus an amount equal to the prior period losses, as defined in the Employment Agreements. The ten year U.S. treasury rate is generally the arithmetic average of the weekly per annum ten year average yields published by the Federal Reserve during the quarter.

The incentive compensation will generally be calculated and reviewed by the compensation committee within 30 days after each quarter. The incentive compensation will be paid in cash, and the executive officers may elect to defer any component of their compensation in an approved, Company sponsored, deferred compensation plan.

Severance Compensation.    If the executive officer's employment is terminated for any reason, other than without cause or good reason (as such terms are defined in the agreement), the executive officer will receive his base compensation, benefits, and pro rata incentive compensation through the termination date. In addition, if the executive officer is terminated without cause or if the executive resigns with good reason, the executive officer will receive the following:

  (i)
  an additional 30 months of base salary of which 12 month's worth of base salary will be paid on the termination date and the other 18 month's worth of base salary will be paid on the normal salary payment dates over that period;

  (ii)
  benefits paid over the 30 month period following the termination date, provided certain conditions are met; and

  (iii)
  incentive compensation payments determined and paid as follows:

  a.
  on the termination date, the executive officer will be paid an amount equal to the prior three quarters' worth of incentive compensation;

  b.
  30 days after the quarter in which the termination date occurs, the incentive compensation for that quarter that the executive officer would have been entitled to receive had the executive officer not been terminated; and

  c.
  for the six quarters after the quarter in which the termination date occurs, the executive officer will be paid his incentive compensation at the time such compensation would have been paid had the executive officer not been terminated; provided that the executive officer's incentive compensation for each quarter will not be less than 50% nor more than 100% of the average quarterly new incentive compensation for the four quarters immediately preceding the termination date.

Each executive officer has agreed not to compete with us and our subsidiaries and affiliates during the 30 months that severance payments are made to the executive officer, provided that the agreement not to compete will be waived if the executive officer forgoes the severance compensation.

Gretchen Verdugo

In connection with Ms. Verdugo's appointment to Chief Financial Officer, effective May 1, 2006, Impac Funding Corporation and Gretchen Verdugo entered into a new employment agreement. Pursuant to the terms of the employment agreement, Ms. Verdugo has been appointed for a term of three years, unless terminated earlier.

Guaranty.    Because IMH will receive direct and indirect benefits from the performance of Ms. Verdugo under the employment agreement, IMH entered into a guaranty also effective as of May 1, 2006, in favor of Ms. Verdugo. Under the terms of the guaranty, IMH promises to pay any and all obligations owed to Ms. Verdugo in the event of default by IFC.

Base Salary, Incentive Bonus and Other Compensation.    Ms. Verdugo's base salary is $450,000 per year and she is eligible to receive an annual incentive bonus of up to 75% of her base salary, or $337,500. The incentive bonus, which is based upon mutually agreed upon goals/objectives that relate to the Company's strategic goals and business objectives, is to be paid within 30 days of each calendar year. The amount of the incentive bonus is determined by the percentage completion on an annual basis, as follows:

Percentage Completion of Goals	Percentage of Bonus Paid
Less than 50%	0%
50% to 75%	50%
75.01% to 99.99%	75%
100% or more	100%

Ms. Verdugo is also eligible to receive a car allowance of $6,000, paid vacation and reimbursement of education expenses of up to $67,000 in addition to an annual grant of $300,000 in restricted non-vested stock, which stock will receive dividend payments during the three-year vesting period, under the Company's stock plan. Ms. Verdugo is prohibited, without prior approval of the Board of Directors, from receiving compensation, directly or indirectly from any companies with whom IFC or any of its affiliates has any financial, business or affiliated relationship.

Severance Compensation.    If Ms. Verdugo's employment is terminated for any reason, other than without cause or good reason, Ms. Verdugo will receive her base salary, bonus incentive compensation and accrued vacation benefits prorated through the termination date. If Ms. Verdugo is terminated without cause or resigns with good reason, she will receive 18 months of her base salary and the average of the prior 18 months' incentive compensation along with health benefits, to be paid out proportionally over an 18 month period and her outstanding options and other stock awards will continue to vest for 18 months. Termination with cause includes conviction of a crime of dishonesty or a felony with certain penalties, substantial failure to perform duties after notice, willful misconduct or gross negligence, or material breach of the employment agreement. Good reason includes material changes to employee's duties, relocation of the Company's business by more than 65 miles without employee's consent, the Company's material breach of the employment agreement or, in the event of a change of control, the acquiring company fails to assume the agreement. Ms. Verdugo has agreed not to compete with the Company or any of its affiliates during the 18 months that severance payments are made, provided that the agreement not to compete will be waived if Ms. Verdugo foregoes the severance compensation.

Change of Control.    The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of IFC's assets. In the event of any such change of control, the surviving entity or transferee, will be bound by the employment agreement.

William D. Endresen

Effective May 1, 2006, Impac Commercial Capital Corporation and William D. Endresen entered into an employment agreement. The employment agreement terminates on December 31, 2008, unless terminated earlier.

Guaranty.    Because IMH will receive direct and indirect benefits from the performance of Mr. Endresen under the employment agreement, IMH entered into a guaranty also effective as of May 1, 2006, in favor of Mr. Endresen. Under the terms of the guaranty, IMH promises to pay any and all obligations owed to Mr. Endresen in the event of default by ICCC.

Base Salary, Bonus Incentive and Other Compensation.    Pursuant to the terms of the employment agreement, Mr. Endresen receives a base salary of $250,000 per year, which is subject to annual cost of living adjustment based on the consumer price index. Mr. Endresen is also eligible to receive a bonus incentive compensation of up to an aggregate of $900,000 paid quarterly as follows:

  •
  up to $250,000 is based upon ICCC's portfolio credit quality, which is mutually agreed upon in conjunction with ICCC's business plan; and

  •
  up to $250,000 is based upon mutually agreed upon quarterly individual management objectives that relate to ICCC's strategic goals and business plan.

The amount of the portfolio credit quality and individual management objectives incentive bonuses are each determined by the percentage completion on an annual or quarterly basis, as follows:

Percentage Completion of Goals	Percentage of Bonus Paid
Less than 50%	0%
50% to 75%	50%
75.01% to 99.99%	75%
100% or more	100%

Mr. Endresen may also receive up to $300,000 based upon mutually agreed upon quarterly production goals for ICCC, which amount paid is determined by the percentage completion on a quarterly basis, as follows:

Percentage Completion of Goals	Percentage of Bonus Paid
Less than 75%	0%
75% to 79.99%	50%
80% to 89.99%	60%
90% to 99.99%	80%
100% or more	100%

Furthermore, Mr. Endresen is eligible to receive additional annual bonus incentive compensation of up to $100,000 that is based upon mutually agreed annual production incentive for ICCC. Mr. Endresen is only paid the bonus if he completes 100% or more of the annual production goals.

Mr. Endresen is also eligible to receive a car allowance of $6,000, paid vacation and to participate in health and other benefit plans. Mr. Endresen is prohibited, without prior approval of the Board of Directors, from receiving compensation, directly or indirectly from any companies with whom ICCC or any of its affiliates has any financial, business or affiliated relationship.

Severance Compensation.    If Mr. Endresen's employment is terminated for any reason, other than without cause or good reason, Mr. Endresen will receive his base salary, bonus incentive compensation and accrued vacation benefits prorated through the termination date. If Mr. Endresen is terminated without cause or resigns with good reason, he will receive 18 months of his base salary and 18 months' incentive compensation based on the average incentive compensation received during the 18 months prior to termination, along with health benefits, to be paid out proportionally over an 18 month period. Termination with cause includes conviction of a crime of dishonesty or a felony with certain penalties, substantial failure to perform duties after notice, willful misconduct or gross negligence, or material breach of the employment agreement. Good reason includes material changes to employee's duties, relocation of the Company's business by more than 65 miles without employee's consent, the Company's material breach of the employment agreement or, in the event of a change of control, the acquiring company fails to assume the agreement. Mr. Endresen has agreed not to compete with ICCC during the 18 months that severance payments are made, provided that the agreement not to compete will be waived if Mr. Endresen foregoes the severance compensation.

Change of Control.    The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of ICCC's assets. In the event of any such change of control, the surviving entity or transferee, will be bound by the employment agreement.

Andrew McCormick

Effective November 13, 2006, we entered into an employment agreement with Andrew McCormick, our Chief Investment Officer. The term of the employment agreement is to December 31, 2008, unless extended by mutual written agreement or unless terminated earlier.

Base Salary, Incentive Bonus and Other Compensation.    Mr. McCormick's base salary is $350,000 per year and he is eligible to receive a performance incentive bonus and an annual incentive bonus of up to an aggregate of $1,350,000. The performance incentive bonus consists of the following:

  •
  up to $175,000 based upon portfolio earnings, credit quality and performance objectives, which are mutually agreed upon each year in conjunction with the Company's business plan; and

  •
  up to $175,000 based upon mutually agreed upon annual individual management objectives, which are also mutually agreed upon each year in conjunction with the Company's business plan.

The amount paid under each category of the performance incentive bonus is determined by the percentage completion on an annual basis, as follows:

Percentage Completion of Goals	Percentage of Bonus Paid
Less than 50%	0%
50% to 75%	50%
75.01% to 99.99%	75%
100% or more	100%

The annual incentive bonus is up to $1.0 million and is based upon annual taxable income. For 2007, Mr. McCormick will be paid (i) $500,000 if the Company's taxable income exceeds an annualized rate of

$1.15 and $1.45 for the periods January 1, 2007 through June 30, 2007 and July 1, 2007 through December 31, 2007, respectively, and (ii) the remaining $500,000 will be paid if Mr. McCormick is in good standing at the end of the year. For 2008, Mr. McCormick will be paid the entire $1.0 million if the Company's taxable income exceeds $1.45 and $1.75 for the periods January 1, 2008 through June 30, 2008 and July 1, 2008 thorough December 31, 2008, respectively.

Mr. McCormick's compensation is not subject to any automatic adjustments. Mr. McCormick is also eligible to receive paid vacation and participate in the health and other benefit plans and will be reimbursed for reasonable and necessary business and entertainment expenses, including travel by first or business class airfare for all flights longer than four hours. Mr. McCormick is prohibited, without approval from the Board of Directors, from receiving compensation, directly or indirectly, from any companies with whom the Company or any of its affiliates has any financial, business, or affiliated relationship.

Severance Compensation.    If Mr. McCormick's employment is terminated for any reason, other than without cause or good reason, Mr. McCormick will receive his base salary prorated through the termination date, any expense reimbursement due and owing for reasonable and necessary business and entertainment expenses and accrued vacation benefits. If Mr. McCormick is terminated without cause or resigns with good reason, he will also receive 12 months of his base salary, along with health benefits, to be paid out proportionally over a 12 month period and his outstanding options and other stock awards will continue to vest for 12 months. In addition, if Mr. McCormick is terminated without cause or resigns with good reason prior to December 31, 2007 he will receive $500,000. Termination with cause includes conviction of a crime of dishonesty or a felony with certain penalties, substantial failure to perform duties after notice, willful misconduct or gross negligence, or material breach of the employment agreement. Good reason includes material changes to employee's duties, relocation of the place of principal performance of Mr. McCormick's responsibilities and duties to a location outside of the Washington D.C. metropolitan area, without his prior written consent, and the Company's material breach of the employment agreement. Mr. McCormick has agreed not to compete with the Company or any of its affiliates during the 12 months that severance payments are made, provided that the agreement not to compete will be waived if Mr. McCormick foregoes the severance compensation.

Change of Control.    The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of the Company's assets. In the event of any such change of control, the surviving entity or transferee will be bound by the employment agreement.

Deferred Compensation Plan

During 2005, employees who held a position of at least Vice President and performed functions as an officer and were deemed highly compensated were eligible to participate in our deferred compensation plan. Participants were permitted to defer up to 50% of their annual salary and their entire bonus or commissions on a yearly basis and to designate investments based on investment choices provided to them. In January 2006, the Deferred Compensation Plan was terminated.

Equity Compensation Plan Information

Our current stock plan consists of our 2001 Stock Option, Deferred Stock and Restricted Stock Plan ("2001 Stock Plan"), which was approved by our stockholders on July 25, 2001. Our 2001 Stock Plan authorizes our Board of Directors to grant awards that include incentive stock options as defined under Section 422 of the Internal Revenue Code, non-qualified stock options, deferred stock, non-vested stock and dividend equivalent rights.

The following table summarizes our equity compensation plan information as of December 31, 2006 with respect to outstanding awards and shares remaining available for issuance under our equity compensation plans. Information is included in the table as to common stock that may be issued pursuant to the Company's equity compensation plans.

Equity Compensation Plan

Plan Category	Number of securities to be issued upon exercise of outstanding options (A)	Weighted-average exercise price of outstanding options (B)	Number of securities remaining available for future issuance (excluding securities in col A) (C)
Equity compensation plans approved by stockholders	7,048,755	13	2,289,199
Equity compensation plans not approved by stockholders	-	-	-

Total	7,048,755	13	2,289,199

(1)
The 2001 Stock Plan contains a provision whereby on January 1st of each year the maximum number of shares of stock may be increased by an amount equal to the lesser of (a) 3.5% of the total number of shares of stock outstanding on such anniversary date, and (b) a lesser amount as determined by the Board of Directors; provided, further, that of such amount the maximum aggregate number of ISOs shall be increased on January 1st of each year to the lesser of (a) 3.5% of the total number of shares of stock outstanding on such anniversary date, and (b) 3.5% of the total number of shares of stock outstanding on the effective date of the plan. Pursuant to this provision, the number of shares authorized for issuance under the 2001 Stock Option Plan increased by 2,664,425 on January 1, 2006.

Stock Option, Deferred Stock and Restricted Stock Plan

2001 Stock Plan

Our 2001 Stock Plan (the "2001 Stock Plan") provides for the grant of Incentive Stock Options ("ISOs") that meet the requirements of Section 422 of the Code, Non-qualified Stock Options ("NQSOs"), deferred stock and non-vested stock awards and dividend equivalent rights. Subject to adjustment provisions for stock splits, stock dividends and similar events, the 2001 Stock Plan authorizes the grant of options to purchase, and awards of, up to 1,000,000 shares; however, on January 1 of each year such maximum aggregate number of shares of stock may be increased by an amount equal to the lesser (a) 3.5% of the total number of shares of stock outstanding on such anniversary date, and (b) a lesser amount as determined by the Board of Directors; provided, further, that of such amount the maximum aggregate number of ISOs shall be increased on January 1 of each year by an amount equal to the lesser of (a) 3.5% of the total number of shares of stock outstanding on such anniversary date, and (b) 3.5% of the total number of shares of stock outstanding on the effective date of the Plan. The aggregate maximum number of shares underlying stock options granted to any eligible employee during any fiscal year may not exceed 1,500,000 shares (subject to adjustment from time to time in accordance with the terms of the plan). If an option granted under the 2001 Stock Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of further options or awards under the 2001 Stock Plan. As of March 31, 2007, 2,450,199 options were available for grant under the 2001 Stock Plan.

The 2001 Stock Plan is administered by the Board of Directors or a committee of the board (the "Administrator"). ISOs may be granted to the officers and key employees of IMH. NQSOs and awards may be granted to the directors, officers and key employees of IMH or any of its subsidiaries. The exercise price for any NQSO or ISO granted under the 2001 Stock Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding common stock) of the fair market value of the shares of common stock at the time the

NQSO or ISO is granted. The purpose of the 2001 Stock Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects IMH.

Under current law, ISOs may not be granted to any individual who is not also an officer or employee of IMH, or any of its subsidiaries. To ensure that we qualify as a real estate investment trust, the 2001 Stock Plan provides that no options may be granted to any person who, assuming exercise of all options held by such person would own or be deemed to own more than 9.5% of our outstanding shares of common stock.

Each option must terminate no more than 10 years from the date it is granted (or 5 years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of our outstanding common stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Administrator.

Options granted under the 2001 Stock Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Awards will be subject to the terms and restrictions made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or award is granted and, in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased.

The exercise price of any option granted under the 2001 Stock Plan is payable in full by (1) cash payment, (2) surrender of shares of our common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, non-vested stock subject to an award under the 2001 Stock Plan, (3) cancellation of indebtedness owed by us to the option holder, (4) a full recourse promissory note executed by the option holder, or (5) any combination of the foregoing. In the case of ISOs, however, the right to make payment in the form of already owned shares of common stock must be authorized at time of grant of such ISOs. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable United States Internal Revenue Service or SEC regulations or other relevant pronouncements.

The Board of Directors may from time to time revise or amend the 2001 Stock Plan, and may suspend or discontinue it any time. However, no such revision or amendment may impair the rights of any participant under any outstanding award without his consent or may, without stockholder approval, increase the number of shares subject to the 2001 Stock Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant, with the exception of adjustments resulting from changes in capitalization, materially modify the class of participants eligible to receive options or awards, materially increase the benefits accruing to participants or extend the maximum option term.

Under the 2001 Stock Plan, dividend equivalent rights may accompany awards granted to a participant. These rights entitle a participant to receive cash, common stock or other awards equal in value to dividends paid for a specified number of shares of common stock or other periodic payments. Dividend equivalent payments typically commence on the first dividend payment date following the grant of the award and continue until the earlier of the expiration or exercise of the corresponding award.

Non-vested stock and deferred stock awards may be granted in conjunction with other awards or separately. Non-vested stock and deferred stock may not be transferred or sold until the restrictions lapse, which restrictions may be time or performance-based or conditioned on the exercise of stock options or other criteria. Recipients of non-vested stock awards have all the rights of a stockholder of the

Company, including the right to vote the shares and receive dividends. Recipients of deferred stock awards do not have rights of a stockholder but receive dividend payments on such shares.

In the event of a change in control, all stock options, non-vested stock, and deferred stock may fully vest and be exercisable, the value of all such awards will be cashed out by payment of cash or other property, as determined by the Administrator, on the basis of a "change of control price" or all unexercised stock options may be terminated. Furthermore, any indebtedness incurred in connection with the 2001 Stock Plan may be forgiven. The Administrator may, in the alternative, allow a successor to substitute equivalent awards or provide similar consideration. A "change of control" generally occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of our securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or (iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of our assets. The "change of control price" generally means the higher of (i) the highest price per share paid or offered in any transaction related to a change of control or (ii) the highest price per share paid in any transaction reported on the exchange on which our common stock is listed at any time preceding the 60 day period as determined by the Administrator.

Unless previously terminated by the Board of Directors, no options or awards may be granted under the 2001 Stock Plan after March 27, 2011.

1995 Stock Plan

The 1995 Stock Option, Deferred Stock and Non-vested stock Plan expired in August 2005. As of March 31, 2007, options to purchase 741,501 shares were outstanding. In the event of a change in control, all stock options will fully vest and the value of all such awards will be cashed out by payment of cash or other property, as determined by the Administrator, on the basis of a "change of control price." Furthermore, any indebtedness incurred in connection with the 1995 Stock Option Plan will be forgiven. The terms "change of control" and "change of control price" have the same meaning as in the 2001 Stock Plan.

401(k) Plan

During 2006, we participated in the Impac Companies 401(k) Savings Plan ("401(k) Plan") for all full time employees with at least six months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute from 1% to 25% of his or her salary pursuant to certain restrictions or up to $15,000 annually for 2006. We will contribute to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Under the 401(k) Plan, employees may elect to enroll on the first day of any month, provided that they have been employed for at least six months. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional company contribution may be made at our discretion, as determined by the Board of Directors. The discretionary contributions made to the plan vest over a three year period. We recorded approximately $977,000 for matching and discretionary contributions during 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our accounting functions and internal control over financial reporting. The Audit Committee is currently comprised of three directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written audit committee charter, which was amended and restated and approved by the Board of Directors on June 27, 2005.

Management is responsible for our internal control over financial reporting and financial reporting process. Ernst & Young LLP, or E&Y, the independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for attesting to management's assessment of the effectiveness of our internal control over financial reporting and to issue separate reports thereon. The Audit Committee's responsibility is to monitor and oversee these management processes and related independent audits.

In connection with these responsibilities, the Audit Committee met with management and E&Y to review and discuss the December 31, 2006 financial statements. The Audit Committee also discussed with E&Y the matters required by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees) as may be modified or supplemented.

During 2006, Ernst & Young LLP provided tax provision assistance to the Company using a time-based engagement. E&Y advised the Company that the tax services did not impair E&Y's independence. The Audit Committee reviewed the facts surrounding these services, including discussions about the services with management and E&Y, the amount of fees paid related to such services. The Audit Committee concluded that it does not believe that E&Y's independence is impaired.

In addition, the Audit Committee also received written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which requires the written disclosure of all relationships between the Company and our independent registered public accounting firm that, in the independent registered public accounting firm's professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the Company that it is auditing.

The Audit Committee has also reviewed the non-audit fees described below and has concluded that the amount and nature of those fees is compatible with maintaining E&Y's independence.

Based on the Audit Committee's discussions with management, review of E&Y's letter and discussions with E&Y, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has appointed Ernst & Young LLP, independent auditors, to audit our consolidated financial statements for the year ending December 31, 2007. Ernst & Young LLP became our auditors in July 2005. In recognition of the important role of the independent auditors, the Board of Directors has determined that the selection of such auditors should be submitted to the stockholders for review and ratification.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and the stockholders.

A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to answer appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS
  PROPOSAL TO RATIFY ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR 2007.

Information Regarding Auditors' Fees

During the year ended December 31, 2006, we retained Ernst & Young LLP as our independent registered public accounting firm. Until August 9, 2005, KPMG LLP was our independent registered public accounting firm. The following table sets forth the aggregate fees billed to us by our principal accountants for the year ended December 31, 2006 and 2005.

Principal Accountant Fees and Services

	For the Year Ended December 31,
	2006	2005
Audit fees	$2,488,000	$2,468,000
Audit-related fees (1)	619,000	103,000
Tax fees (2)	335,000	344,000
All other fees	—	—

Total	$3,442,000	$2,915,000

(1)
Includes fees for structured finance assistance, audit of 401(k) plan and audit of master servicing policies and procedures, as well as comfort procedures.
(2)
Includes fees for preparation of tax returns and for tax consulting.

Pre-Approval Policies and Procedures For Audit And Non-Audit Services

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A (i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. In pre-approving the services in 2006 under audit related fees, tax fees or all other fees, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements.

Change of Auditors

On June 6, 2005, KPMG LLP ("KPMG") notified the Audit Committee of the Board of Directors of the Company that it declined to stand for re-appointment as the Company's principal accountants and such relationship ceased on August 9, 2005 upon completion of the review of the Company's interim financial statements as of June 30, 2005 and for the three- and six- month periods then ended and the filing by the Company of its Form 10-Q for the period ended June 30, 2005 with the SEC.

In connection with the audits of the two fiscal years ended December 31, 2004, and the subsequent interim period through August 9, 2005, there were: (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed by the Company in its Annual Report on Form 10-K/A for the year ended December 31, 2004, KPMG advised that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the following material weaknesses identified in management's assessment:

  1)
  The Company's internal controls intended to ensure the proper accounting and reporting for certain complex transactions and financial reporting matters were not designed or operating effectively as of December 31, 2004. For these purposes, complex transactions and financial reporting matters include those relating to the transfer of financial assets, derivative financial instruments, state income tax exposure items, and the income tax effect of intercompany transfers of financial assets between taxable and non-taxable operating segments. Specifically, the Company did not employ an adequate number of personnel in its accounting and finance departments with appropriate skills and expertise to ensure that the accounting and reporting for certain complex transactions and financial reporting matters included in the Company's financial statements were in accordance with U.S. generally accepted accounting principles. As a result of these ineffective controls, the Company incorrectly recorded gains on sales of mortgage servicing rights when the related mortgage loans were sold to its parent company, the REIT. These gains on sales of mortgage servicing rights should have been recorded as an adjustment to the carrying value of the retained mortgage loans and recognized as a yield adjustment over the remaining term of the loans. In addition, the Company did not identify certain loan purchase commitments as derivative financial instruments. Lastly, the Company did not prepare and maintain sufficient documentation of certain derivative financial instrument transactions to support hedge accounting. As a result, the Company did not reflect fluctuations in the estimated fair value of these derivative financial instruments in earnings in the period of change, as required by U.S. generally accepted accounting principles. The Company restated its financial statements in 2004 to correct these material errors in accounting for the years ended December 31, 2003, 2002 and 2001, and three months ended March 31, 2004 and 2003, the three and six months ended June 30, 2004 and 2003, and the three and nine months ended September 30, 2003.

  2)
  The Company's internal control over financial reporting intended to ensure adequate access and change control over end-user computing spreadsheets were not designed properly as of December 31, 2004. In addition, the information technology general controls related to access and program changes were deficient as of year end, resulting in a potential lack of reliability and integrity of the financial information which is used in these spreadsheets. As a result, although no actual misstatement was identified, there is a more than remote likelihood that financial statements and related footnote disclosures could be materially misstated. Specifically, there is the potential that an error could be reflected in the financial reporting and related disclosure of the allowance for loan losses, asset sales and securitizations and related yield adjustments on retained interests, and mortgage loan characteristics tables as a result of this material weakness in internal control over financial reporting.

The audit reports of KPMG on the consolidated financial statements of Impac Mortgage Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of two material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that describes the material weaknesses consistent with above.

The subject matter of the material weaknesses described above were discussed by the Company's management and the Audit Committee of the Board of Directors of the Company with KPMG. The Company authorized KPMG to respond fully to the inquiries of the Company's successor accountant, Ernst & Young LLP, concerning the subject matter of the material weaknesses.

Effective July 5, 2005, the Audit Committee of the Board of Directors of Impac Mortgage Holdings, Inc. appointed Ernst & Young LLP as the Company's independent registered public accounting firm.

Prior to the appointment of E&Y, neither the Company nor anyone on behalf of the Company had consulted with E&Y during the Company's two most recent fiscal years or for the fiscal year 2005 through July 5, 2005 in any matter regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter which was the subject of either a disagreement or a reportable event, as each are defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of such securities with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were satisfied by such persons, except for one late filing by Andrew McCormick reporting his initial statement of beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Management And Others

In the ordinary course of business, mortgage loans have been and may be extended to officers and directors of IMH and their immediate family members. All such loans are made at the prevailing market rates and conditions existing at the time.

Pursuant to our Code of Business Conduct and Ethics, directors and officers must notify the General Counsel or the Chairman of our Audit Committee of the existence of any actual or potential conflict of interest. The Audit Committee, as described in its charter, reviews reports and disclosures of insider and affiliated party transactions or other conflicts of interest. The transactions discussed above were disclosed and approved by the Company's Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of the March 12, 2007 by (i) each director, (ii) each named executive officer, (iii) each person known to us to beneficially own more than five percent of our common stock, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Howard Amster (2)	6,653,352	8.7%
Joseph R Tomkinson (3)	736,002	1.0%
Richard J Johnson (4)	442,438	*
William S Ashmore (5)	474,148	*
James Walsh (6)	126,083	*
William E Rose (7)	123,165	*
Leigh J Abrams (8)	103,166	*
Stephan R Peers (9)	126,082	*
Gretchen D Verdugo (10)	78,320	*
Frank P Filipps (11)	128,749	*
Directors and executive officers as a group (10 persons) (12)	2,338,153	3.1%

*
Less than 1%
(1)
Except as otherwise noted, all named beneficial owners, can be contacted at 19500 Jamboree Road, Irvine, California 92612.
(2)
The shares reported for Mr. Amster consists of the following, which is based on a Schedule 13D, as amended, and filed with the SEC on November 29, 2006: (a) Howard Amster who beneficially owns 5,396,535 shares, of which he has sole voting and investment power over 4,513,950 shares and shared voting and investment power over 2,094,485 shares; (b) Howard M. Amster 2005 Charitable Remainder Unitrust, of which Mr. Amster has funded and is trustee and which beneficially owns, and has shared voting and investment power over, 5,900 shares; Mr. Amster disclaims beneficial ownership of the shares owned by this Unitrust; (c) Amster Limited Partnership, of which Mr. Amster is a 10% owner and General Partner and which beneficially owns, and has shared voting and investment power over, 6,300 shares; (d) Amster Trading Company, of which Mr. Amster is a 100% owner and which beneficially owns 214,185 shares, and has shared voting and investment power over 1,408,185 shares; (e) Amster Trading Company Charitable Remainder Unitrusts, which beneficially owns, and has shared voting and investment power over, 1,194,000 shares: these Unitrusts have been funded by Amster Trading Company and Mr. Amster is the trustee, both disclaim beneficial ownership of these shares; (f) Samuel J. Heller, who beneficially owns, and has shared voting and investment power over, 12,000 shares; (g) Samuel J. Heller Irrevocable Trust, of which Mr. Amster is a co-trustee, and which beneficially owns, and has shared voting and investment power over, 12,000 shares; Mr. Amster disclaims beneficial ownership of the shares in this Trust; (h) Let's Get Organized, Inc., which is owned 100% by Mr. Zlatin, and which beneficially owns, and has shared voting and investment power over, 700 shares; (i) Pleasant Lake Apts Corp., which is owned 100% by Mr. Amster and which beneficially owns, and has shared voting and investment power over, 35,000 shares; (j) Pleasant Lake Apts Ltd Partnership, of which Mr. Amster is a 99.75% owner and which beneficially owns, and has shared voting and investment power over, 25,000 shares; (k) Ramat Securities Ltd., which is owned by Messrs. Amster and Zlatin and which beneficially owns, and has shared voting and investment power over, 627,100 shares; (l) Tova Financial, Inc. ("Tova"), which is owned by Gilda and David Zlatin and which beneficially owns 18,900 shares, and has shared voting and investment power over, 25,930 shares; (m) Tova Financial, Inc. Charitable Remainder Unitrust ("Tova Unitrust"), which beneficially owns, and has shared voting and investment power over, 7,030 shares; this Unitrust has been funded by Tova Financial, Inc., and David and Gilda Zlatin are co-trustees of the Unitrust; each such party disclaims beneficial ownership of the shares in the Unitrust; (n) ZAK Group LLC, which is owned by Mr. Zlatin and Amster Limited Partnership, and which beneficially owns, and has shared voting and investment power over, 6,300 shares; (o) David Zlatin, who beneficially owns 668,965 shares, and has shared voting and investment power over, 668,030 shares, and sole voting and investment power over 7,965 shares; (p) David Zlatin and Gilda Zlatin JTWROS, who beneficially own 33,900 shares and have shared voting and investment power over 33,930 shares; and (q) Gilda Zlatin, who beneficially owns 29,222 shares, and has shared voting and investment power over 33,930 shares and has sole voting and investment power over 2,322 shares. Except for their holdings as JTWROS and in Tova and Tova Unitrust, David and Gilda Zlatin each disclaim shared voting and dispositive power over shares that each may own as a beneficial owner. The following are the addresses for such group members: persons listed in (a) through (e), (h) and (j): 23811 Chagrin Blvd., #200, Beachwood, Ohio 44122; persons listed in (f) and (g): 1550 N. Stapley Dr., #131, Mesa, Arizona 85203; persons listed in (h): 2542 Biscayne Blvd., Beachwood Ohio 44122; persons listed in (j): 7530 Lucerne Dr. #101, Middleburg Heights, Ohio 44130; persons listed in (l). (m), (o) through (q): 2562 Biscayne Blvd., Beachwood, Ohio 44122; and persons listed in (n): 221 Allynd Blvd, Chardon, Ohio 44024.

(3)
Includes (i) options to purchase 390,000 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date and (ii) 285,205 shares held in trust with Mr. Tomkinson as trustee.
(4)
Includes (i) options to purchase 323,333 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date, (ii) 110,309 shares held in trust with Mr. Johnson and his wife as trustees, and (iii) 105 shares held as custodian for his children.
(5)
Includes (i) options to purchase 366,666 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date, (ii) 11,415 shares held in a profit sharing plan with Mr. Ashmore and his wife as trustees, (iii) 59,665 shares held in trust with Mr. Ashmore and his wife as trustees, and (iv) 3,325 shares held as custodian for his children.
(6)
Includes options to purchase 100,416 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date.
(7)
Includes (i) options to purchase 102,499 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date and (ii) 300 shares held as custodian for his children.
(8)
Includes options to purchase 89,166 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date.
(9)
Includes options to purchase 113,749 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date.
(10)
Includes options to purchase 70,000 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date.
(11)
Includes options to purchase 123,749 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date.
(12)
Includes options to purchase an aggregate of 1,679,578 shares that were exercisable as of March 12, 2007 or have or will become exercisable within 60 days after such date.

STOCKHOLDERS' PROPOSALS

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2008 annual meeting of stockholders, they must deliver a written copy of their proposal no later than January 2, 2008. If the date of next year's annual meeting is changed by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2006 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, deliver a copy of their proposal no later than the close of business on April 6, 2008, the 60th day prior to the first anniversary of this annual meeting, nor earlier than March 7, 2008, the 90th day prior to the first anniversary of this annual meeting. Any stockholder submitting a proposal must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial holder, if any, on whose behalf the proposal is made. The stockholder and the beneficial owner, if any, on whose behalf the proposal is made must provide their name and address as it appears on the books of the company and the class and number of shares of the company which are beneficially owned and of record. Furthermore, such stockholder must promptly provide any other information reasonably requested by the Company.

In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, then notice must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Mailing Instructions

In each case, proposals should be delivered to 19500 Jamboree Road, Irvine, California 92612, Attention: Ron Morrison, Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

By Order of the Board of Directors

Ronald M. Morrison, Secretary

Dated: April 30, 2007
Irvine, California

IMPAC MORTGAGE HOLDINGS, INC.

19500 Jamboree Road
Irvine, California 92612

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald M. Morrison and Gretchen D. Verdugo, and each of them, as proxy holders, each with the power to designate a substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Impac Mortgage Holdings, Inc. held of record by the undersigned on March 12, 2007, at the Annual Meeting of Stockholders to be held on June 5, 2007 at 9:00 a.m. or any adjournments thereof.  At their discretion, the proxy holders are authorized to vote such shares of Common Stock upon such other business as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted as directed.  If no direction is given with respect to a particular proposal identified herein, this proxy will be voted for such proposal.

Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMPAC MORTGAGE HOLDINGS, INC.

June 5, 2007

Please date, sign and mail
your proxy card in the
envelope provided.

\/  Please detach along perforated line and mail in the envelope provided.  \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2007. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of seven directors listed below with terms expiring in 2008 at the Annual Meeting.

NOMINEES:
☐	FOR ALL NOMINEES	O Joseph R. Tomkinson
O William S. Ashmore
☐	WITHHOLD AUTHORITY	O James Walsh
	FOR ALL NOMINEES	O Frank P. Filipps
O Stephan R. Peers
☐	FOR ALL EXCEPT	O William E. Rose
	(See instructions below)	O Leigh J. Abrams

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
2. Ratification of the selection of Ernst & Young LLP as independent auditors for the year ended December 31, 2007.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” ALL DIRECTOR NOMINEES AND THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2007. A VOTE “FOR” ALL DIRECTOR NOMINEES AND THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2007 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:           Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

IMPAC MORTGAGE HOLDINGS, INC.

June 5, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided so it will be received by June 4, 2007.

-OR-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time on June 3, 2007.

\/  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2007. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of seven directors listed below with terms expiring in 2008 at the Annual Meeting.

NOMINEES:
☐	FOR ALL NOMINEES	O Joseph R. Tomkinson
O William S. Ashmore
☐	WITHHOLD AUTHORITY	O James Walsh
	FOR ALL NOMINEES	O Frank P. Filipps
O Stephan R. Peers
☐	FOR ALL EXCEPT	O William E. Rose
	(See instructions below)	O Leigh J. Abrams

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
2. Ratification of the selection of Ernst & Young LLP as independent auditors for the year ended December 31, 2007.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” ALL DIRECTOR NOMINEES AND THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2007. A VOTE “FOR” ALL DIRECTOR NOMINEES AND THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2007 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:           Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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IMPAC MORTGAGE HOLDINGS, INC. 19500 Jamboree Road IRVINE, CALIFORNIA 92612 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 5, 2007 9:00 A.M. (Pacific Daylight Time)
FOR ANNUAL STOCKHOLDERS MEETING TO BE HELD June 5, 2007, AT 9:00 A.M. (PACIFIC DAYLIGHT TIME)
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS' PROPOSALS
OTHER BUSINESS